As filed with the Securities and Exchange Commission on November 16, 2000
                                                  Registration No. 333-_________

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              Key Technology, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Oregon                                    93-0822509
     ----------------------------------------------------------------------
       (State or other jurisdiction of                  (IRS Employer
      of incorporation or organization)               Identification No.)

          150 Avery Street
       Walla Walla, Washington                              99362
     ----------------------------------------------------------------------
     (Address of principal executive offices)             (Zip Code)

                        1996 Employees' Stock Option Plan
     ----------------------------------------------------------------------
                            (Full title of the plan)

                                Thomas C. Madsen
                                150 Avery Street
                          Walla Walla, Washington 99362
                                 (509) 529-2161
     ----------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

 ------------------------   -----------------------   -------------------------   ---------------------------
|  Title of securities   | |      Amount to be     | |          Proposed       | |   Amount of registration  |
|   to be registered     | |      registered(1)    | |          maximum        | |          fee(2)           |
|                        | |                       | |    aggregate offering   | |                           |
|                        | |                       | |           price         | |                           |
|                        | |                       | |                         | |                           |
|------------------------| |-----------------------| | ------------------------| |---------------------------|
|  Common Stock,         | |    1,000,000 shares   | |       $8,916,585.00     | |         $2,353.98         |
|  no par value          | |                       | |                         | |                           |
|                        | |                       | |                         | |                           |
 ------------------------   -----------------------   -------------------------   ---------------------------


(1) This filing registers an additional 1,000,000 shares of the Company's Common Stock reserved for issuance under the Company's 1996 Employees' Stock Option Plan (the "Plan"), for which a Form S-8 Registration Statement previously was filed (Registration No. 33-71108).

(2) Based upon (a) the actual prices for 537,350 shares of the Company's Common Stock subject to previously granted options (which are exercisable at prices ranging from $8.19 per share to $20.00 per share, based upon the market value of each option on the date of grant), and (b) the estimated proposed maximum offering price of $6.75 per share for 462,650 shares of the Company's Common Stock reserved for issuance under the 1996 Employees' Stock Option Plan, estimated solely for purposes of calculating the registration fee, based upon the average of the high sales price ($6.9375) and the low sales price ($6.5625) of the Common Stock on November 10, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



          The contents of Form S-8 Registration Statement (Registration No. 33-71108) previously filed to register 250,000 shares of Common Stock under the Plan are incorporated herein by reference. This Registration Statement is being filed to register 1,000,000 additional shares of the Company's Common Stock now available for issuance under the Plan.

          The Plan was amended in 1996 to increase the number of shares reserved under the Plan from 250,000 to 750,000 shares. The name of the Plan was changed at that time from the 1989 Employees' Stock Option Plan to the 1996 Employees' Stock Option Plan. The Plan was amended in 2000 to increase the number of shares reserved from 750,000 shares to 1,250,000 shares.

          This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 for the purpose of registering additional securities of the same class for which a registration statement on Form S-8 relating to the same benefit plan is effective (Registration No. 33-71108).



              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                                   SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walla Walla, State of Washington on November 14, 2000.


                                        KEY TECHNOLOGY, INC.


                                        By: /s/ Thomas C. Madsen
                                           -------------------------------------
                                           Thomas C. Madsen,
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Thomas C. Madsen his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all registration statements on Form S-8 for the registration of the shares of common stock, no par value, of the Corporation to be issued pursuant to the 1996 Employees' Stock Option Plan, and for the registration of the shares of common stock acquired by certain officers and directors of the Corporation pursuant to the exercise of stock options, and to sign any and all amendments or post-effective amendments to such registration statement, including amendments or supplements to the prospectus contained in any such registration statement and the addition or amendment of exhibits and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                  Capacities                           Date
     ---------                                  ----------                           ----


/s/ Thomas C. Madsen
------------------------
Thomas C. Madsen                         Chairman, President, Chief            November 14, 2000
                                         Executive Officer and
                                         Director
/s/ Gordon Wicher
------------------------
Gordon Wicher                            Vice President of Specialized         November 14, 2000
                                         Conveying Systems,
                                         Secretary and Director
/s/ Harold R. Frank
------------------------
Harold R. Frank                          Director                              November 14, 2000


/s/ Michael L. Shannon
------------------------
Michael L. Shannon                       Director                              November 14, 2000



------------------------
John E. Pelo                             Director                              November 14, 2000


/s/ Peter H. Van Oppen
------------------------
Peter H. Van Oppen                       Director                              November 14, 2000


/s/ Rodger A. VanVoorhis
------------------------
Rodger A. VanVoorhis                     Director                              November 14, 2000


/s/ Ted R. Sharp
------------------------
Ted R. Sharp                             Chief Financial Officer               November 14, 2000

                                INDEX TO EXHIBITS



Exhibit Number                      Exhibit
--------------                      -------


5.1                       Opinion of Tonkon Torp LLP

23.1                      Consent of Deloitte & Touche LLP, Independent Auditors

23.2                      Consent of Tonkon Torp LLP (included in Exhibit 5.1)

24.1                      Power of Attorney (see page 4)


Other exhibits listed in Item 601 of Regulation S-K are not applicable.



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